Exhibit 4.4.6

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                      ASSET BACKED SECURITIES CORPORATION

                                   Depositor

                                      and

                       --------------------------------

                                    Trustee

                       --------------------------------
                            DEPOSIT TRUST AGREEMENT
                            Dated as of ____, 199__

                       --------------------------------

                  Conduit Mortgage Pass-Through Certificates
                                    Series

                        $______ Class A-1 Certificates
               $______ Class A-2 Certificates (Notional Amount)

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I.

                                  Definitions.............................  1

                           ARTICLE II.

               Conveyance of the Mortgage Certificates; Original
                           Issuance of Certificates.......................  5

Section 2.01.  Conveyance of the Mortgage Certificates....................  5
Section 2.02.  Representations and Warranties of the
               Depositor..................................................  5
Section 2.03.  Issuance of Certificates...................................  8
Section 2.04.  Payment to Depositor.......................................  9

                          ARTICLE III.

                  Administration of the Mortgage Certificates.............  9

Section 3.01. Collection of Payments on the Mortgage
              Certificates; Certificate Account ..........................  9
Section 3.02. Distributions............................................... 10
Section 3.03. Statements to Certificateholders............................ 10
Section 3.04. Annual Statement as to Compliance........................... 11
Section 3.05. Annual Independent Public Accountants'
              Report...................................................... 11
Section 3.06. Access to Certain Documentation and
              Information................................................. 12

                           ARTICLE IV.

                               The Certificates........................... 12

Section 4.01. The Certificates............................................ 12
Section 4.02. Registration of Transfer and Exchange of
              Certificates................................................ 13
Section 4.03. Mutilated, Destroyed, Lost or Stolen
              Certificates................................................ 13
Section 4.04. Persons Deemed Owners....................................... 14

                           ARTICLE V.

                                  The Trustee............................. 14

Section 5.01. Liability of the Trustee.................................... 14

Section 5.02. Representations and Warranties of the
              Trustee..................................................... 15
Section 5.03. Merger or Consolidation of the Trustee...................... 15
Section 5.04. Limitation on Liability of the Trustee
              and Others.................................................. 15
Section 5.05. Delegation of Duty by Trustee............................... 16
Section 5.06. Trustee's Fees and Expenses................................. 16
Section 5.07. Resignation and Removal of the Trustee...................... 17
Section 5.08. Successor Trustee........................................... 18
Section 5.09. Qualification of Trustee and Corporate
              Trust Office................................................ 19
Section 5.10. Trustee or Depositor May Own
              Certificates................................................ 19

                           ARTICLE VI.

                                  Termination............................. 20

Section 6.01. Termination Upon Final Distribution to
              Certificateholders.......................................... 20
Section 6.02. Failure of Certificateholders to
              Surrender Certificates...................................... 20

                          ARTICLE VII.

                           Miscellaneous Provisions....................... 21

Section 7.01. Amendment................................................... 21
Section 7.02. Limitation on Rights of
              Certificateholders.......................................... 21
Section 7.03. Limitation on Liability of the Depositor
              and Others.................................................. 22
Section 7.04. Governing Law............................................... 23
Section 7.05. Notices..................................................... 23
Section 7.06. Severability of Provisions.................................. 23
Section 7.07. Certificates Nonassessable and Fully
              Paid........................................................ 24

Section 7.08. Declaration of Trust; Tax Treatment;
              Construction ............................................... 24


Signatures and Seals

Acknowledgements

Exhibit A - Form of Certificate

Exhibit B - Schedule of Mortgage Certificates

            DEPOSIT TRUST AGREEMENT (the "Agreement"), dated as of _______, 199__ by and between ASSET BACKED SECURITIES CORPORATION, a Delaware Corporation, as depositor (the "Depositor"), and _________________________, a ________________ corporation, as trustee (the "Trustee").

            In consideration of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                  ARTICLE I.

                                  Definitions

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which commercial banking institutions in New York, New York or _____________, ______________________ are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A-1 Certificates or Class A-2 Certificates, each evidencing undivided percentage ownership interests in the Class A-1 Distribution Amount and Class A-2 Distribution Amount, respectively, and executed by the Trustee in substantially the form set forth in Exhibit A hereto.

            Certificate Account: The custodial account created and maintained with the Trustee pursuant to Section 3.01. Funds deposited in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof.

            Certificate Register:  The meaning provided in Section
4.02.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Trustee or any affiliate of either of them shall be deemed not to be outstanding.

            Class A-1 Certificates: A Certificate designated as a Class A-1 Certificate and evidencing a Percentage Interest in each Class A-1 Distribution Amount.

            Class A-2 Certificates: A Certificate designated as a Class A-2 Certificate and evidencing a Percentage Interest in each Class A-2 Distribution Amount.

            Class A-1 Distribution Amount: As to any Distribution Date, an amount equal to (i) ___% of the Mortgage Certificate Principal Distribution and
(ii) ___% of the Mortgage Certificate Interest Distribution.

            Class A-2 Distribution Amount: As to any Distribution Date, an amount equal to (i) ___% of the Mortgage Certificate Principal Distribution and
(ii) ___% of the Mortgage Certificate Interest Distribution.

            Closing Date:  ____, 199__

            Corporate Trust Office: The principal corporate trust office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at ______________________________________.

            Cut-off Date:  ______, 199__.

          Deleted Mortgage Certificate: A Mortgage Certificate replaced or to be replaced by a Replacement Mortgage Certificate.

            Denomination: For each Certificate, the amount designated as such on the face thereof. The aggregate of the Denominations of Class A-1 Certificates is equal to the aggregate of the principal balances of the Mortgage Certificates as of the month of the Closing Date net of any distributions of principal scheduled to be made thereon during such month. The Denominations of the Class A-2 Certificates shall be their Notional Amounts; the aggregate Notional Amount for the Class A-2 Certificates for any month will be equal to the aggregate outstanding principal balance of the Mortgage Certificates for that month.

            Depositor:  Asset Backed Securities Corporation, a
Delaware Corporation, or its successor in interest.

            Determination Date:  The Business Day preceding any
Distribution Date.

            Distribution Date: The __th day of each month, or if such day is not a Business Day, the Distribution Date with respect to the payments affected shall be the following Business Day.

            Distribution Period: As to any Distribution date, the period beginning at 1:00 p.m., _________ time, on the last day of the previous Distribution Period (or, in the case of the first Distribution Date, beginning on the Closing Date) and ending at 12:59 p.m., __________ time, on such Distribution Date.

            Mortgage Certificate Interest Distribution: As to each Distribution Date, the distributions of interest with respect to the Mortgage Certificates that have become cleared funds in the hands of the Trustee during the related Distribution Period, net of any amounts retained by the Trustee pursuant to
Section 5.06 hereof.

            Mortgage Certificate Principal Distribution: As to each Distribution Date, the distributions of principal with respect to the Mortgage Certificates that have become cleared funds in the hands of the Trustee during the related Distribution Period.

            Mortgage Certificates: The conventional mortgage pass-through certificates transferred to the Trustee by the Depositor described in the Mortgage Certificate Schedule.

            Mortgage Certificate Schedule: The schedule attached as Exhibit B hereto, such schedule setting forth as to each Mortgage Certificate (i) the issuer thereof and the series designation, (ii) its guarantor, if any, (iii) the original balance, (iv) the pass-through rate, (v) the principal balance at the Cutoff Date after giving effect to the principal component of the scheduled distribution for the month of the Closing Date, (vi) the maturity date and (vii) its issue date, as from time to time amended by the Trustee to reflect the addition of Replacement Mortgage Certificates and the deletion of Deleted Mortgage Certificates.

            New York Presenting Agent:  ________________________,
or such office located within the Borough of Manhattan, City and State of New York of a bank or trust company as the Trustee may designate.

            Notional Amount: With respect to the Class A-2 Certificates, their Denominations. The aggregate original Notional Amount for the Class A-2 Certificates for any month will be equal to the aggregate outstanding principal balance of the Mortgage Certificates. The Notional Amount is used solely for purposes of the determination of interest payments and certain other rights and obligations of Holders of Class A-2 Certificates, and Holders of Class A-2 Certificates shall not have any interest in, or be entitled to any payment with respect to, principal payments on the Mortgage Certificates.

            Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President, Assistant Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Trustee, as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Trustee.

            Outstanding: With respect to the Certificates, as of the date of determination, all Certificates theretofore executed and delivered under this Agreement except:

                (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

               (ii) _____ Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a holder in due course.

            Percentage Interest: As to any Class A-1 Certificates or Class A-2 Certificates, the percentage interest in each Class A-1 Distribution Amount or Class A-2 Distribution Amount represented thereby, such percentage interest being equal to the percentage obtained by dividing the Denomination of such Class A-1 Certificates or Class A-2 Certificates by the aggregate Denominations of all Class A-1 Certificates or Class A-2 Certificates, respectively.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency of political subdivision thereof.

            Rating Agencies: [Standard & Poor's Ratings Group] and [Moody's Investors Services Inc.], and any successors thereto, respectively.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Replacement Mortgage Certificate: A Mortgage Certificate substituted by the Depositor for a Deleted Mortgage Certificate which must, on the date of such substitution, meet the requirements for a Replacement Mortgage Certificate set forth in Section 2.02 hereof.

            Responsible Officer: With respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or any Vice
President (Executive, Senior, Regular, Assistant or other), any
Trust Officer or any Banking Officer in its Corporate Trust
Department.

            Servicing Fee: The fee payable to the Trustee pursuant to Section 5.06 hereof.

            Single Certificate:  With respect to the Class A-1
Certificates, a Certificate in a Denomination of $____. With respect to the Class A-2 Certificates, a Certificate in a Denomination of $___________.

            Trust Fund: At any time, the corpus of the trust created by this Agreement consisting of (i) the Mortgage Certificates described in the Mortgage Certificate Schedule, (ii) all distributions thereon other than as provided herein, and (iii) amounts paid from time to time by the Trustee in the Certificate Account.

            Trustee:  __________________________________, a banking
corporation or its successor in interest, or any successor

trustee appointed as herein provided.

                                  ARTICLE II.

               Conveyance of the Mortgage Certificates; Original
                           Issuance of Certificates

Section 2.01.  Conveyance of the Mortgage Certificates.

            The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to Trustee, in trust, for the use and benefit of the Certificateholders, without recourse, all the rights, title and interest of the Depositor in and to the Mortgage Certificates and all distribution with respect thereto and received subsequent to the Cutoff Date, except as otherwise provided herein. The Depositor has caused each Mortgage Certificate to be delivered to, and has caused each Mortgage Certificate to be delivered to, and has used its best efforts to cause each Mortgage Certificate to be registered in the name of, the Trustee or its nominee. The transfer of the Mortgage Certificates is absolute and is intended by the parties hereto as a sale. The Trustee acknowledges that each Mortgage Certificates has been so delivered on or before the Closing Date. Except as provided in Sections 2.02, 3.01, 5.08 and 6.01 hereof, the Trustee shall not assign, sell, dispose of or transfer any interest in any Mortgage Certificate or permit the Mortgage Certificates to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under Trustee. In conjunction with such sale, the Depositor shall deliver to the Trustee a certificate of an independent firm of nationally recognized certified public accountants verifying that (a) the principal amount of the Mortgage Certificates equals or exceeds the principal amount of the Certificates (not including any notional principal amount of the Class A-2 Certificates) and (b) the coupon rate of all of the Mortgage Certificates equals or exceeds ___%.

Section 2.02.   Representations and Warranties of the Depositor.

            The Depositor hereby represents and warrants to the Trustee that:

            (a) the Depositor is the owner of each Mortgage Certificate free and clear of any liens or the adverse interests of any person:

            (b) the Depositor has acquired its ownership in such Mortgage Certificates in good faith without notice of any adverse claim;

            (c) the Depositor has not assigned any interest in such Mortgage Certificates or any distributions thereon, except as contemplated herein (or if any such interest has been assigned, it has been released);

            (d) the information set forth with respect to each Mortgage Certificate in the Mortgage Certificate Schedule is correct;

            (e) the Depositor is a corporation organized, existing and in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform this Agreement and the transactions contemplated thereby, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

            (f) this Agreement has been duly executed and delivered by the Depositor and constitutes the valid, legal and binding agreement of the Depositor, enforceable in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding thereof may be brought.

            The representations and warranties set forth in this Section 2.02 shall survive the transfer and assignment of the Mortgage Certificates. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other. Within 30 days or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, of its discovery or its receipt of notice of breach, the Depositor, with respect to breaches of the representations and warranties set forth in clauses (a) through (d) inclusive, shall cure such breach in all material respects or shall repurchase each affected Mortgage Certificate from the Trustee, and, with respect to breaches of the representations and warranties set forth in clauses (e) and (f), shall repurchase all the Mortgage Certificates from the Trustee to the extent such breach or breaches, individually or in the aggregate, materially and adversely affect the interest of the Certificateholders in the Mortgage Certificates. Any such repurchase by the Depositor shall be accomplished at a price payable to the Trustee equal to the sum of (i) the outstanding principal balance of the Mortgage Certificates to be repurchased on the date of such repurchase, and (ii) all interest accrued but unpaid to the Trustee on such principal balance, at the rate of interest borne by such Mortgage Certificate, through the distribution date for such Mortgage Certificate of the Distribution Period in which such repurchase was made. The payment of the purchase price for any repurchased Mortgage Certificate shall be considered a prepayment in full of the related Mortgage Certificate and shall be deposited by the Depositor in the Certificate Account in accordance with the provisions of Sections 3.01 hereof and, upon such deposit into the Certificate Account, the related Mortgage Certificate shall be released to the Depositor, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Depositor to vest in the Depositor, or its designee or assignee, title to any Mortgage Certificate repurchased pursuant hereto.

            In lieu of its obligation to repurchase a Mortgage Certificate as to which a breach has occurred and is continuing, the Depositor may remove such Mortgage Certificate (a "Deleted Mortgage Certificate") from the Trust Fund and substitute in its place a Replacement Mortgage Certificate; provided, however, that no such substitution pursuant to this Section 2.02 may be effected unless the Trustee shall have received: (i) an Opinion of Counsel satisfactory to it to the effect that such substitution would not result in the Trust being considered an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and (ii) an Opinion of Counsel satisfactory to it that such substitution will not result in the classification of the Trust as an association taxable as a corporation for federal or state income tax purposes and that each holder of a Certificate will be treated as an owner of an undivided interest in the income and corpus attributable to the Trust and as the equitable owner of the Percentage Interest in the Mortgage Certificates and other property included in the Trust evidenced by such Certificate.

            [Each such replacement Mortgage Certificate shall, on the date of substitution, have (i) a pass-through rate equal to the pass-through rate of the Deleted Mortgage Certificate for which it is substituted, (ii) an outstanding principal balance equal to or greater than the principal balance of the Deleted Mortgage Certificate for which it is substituted, (iii) a remaining term to maturity no less than the remaining term to maturity of the Deleted Mortgage Certificate for which it is substituted and (iv) the same or an equivalent rating as the rating of the Deleted Mortgage Certificate for which it is substituted.]

            Monthly payments due with respect to a replacement Mortgage Certificate in the month of substitution are not part of the Trust Fund and will be retained by the Trustee and remitted by the Trustee to the Depositor on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on the related Deleted Mortgage Certificate for such month and thereafter the Depositor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Certificate. The Trustee shall amend the Mortgage Certificate Schedule to reflect the removal of such Deleted Mortgage Certificate and the substitution of the Replacement Mortgage Certificate or Certificates. Upon such substitution, the Replacement Mortgage Certificate or Certificates shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Replacement Mortgage Certificate or Certificates, as of the Date of Substitution, the covenants, representations and warranties set forth in this Section 2.02, and the Trustee shall release such Deleted Mortgage Certificate to the Depositor and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title in the Depositor or its designee, as the case may be, to any Deleted Mortgage Certificate substituted for pursuant to this Section 2.02.

            The obligation of the Depositor to repurchase or to substitute for any Mortgage Certificate as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. The Trustee may take legal action to enforce the Depositor's obligation to repurchase or substitute for such Mortgage Certificates. The reasonable legal fees and expenses incurred by the Trustee in connection with any such legal action shall be reimbursable to the Trustee out of the proceeds of any such action and shall be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders in accordance with Section 3.02 hereof.

Section 2.03. Issuance of Certificates.

            The Trustee acknowledges the transfer and delivery to it of the Mortgage Certificates and declares that it holds and will hold such Mortgage Certificates in trust for the benefit of all present and future Certificateholders and, that concurrently with such transfer and delivery, it has caused to be executed and delivered to or upon the order of the Depositor, the Certificates duly executed by the Trustee in authorized Denominations, registered in such names as the Depositor has requested. If so requested by the Depositor and conditioned upon receipt by the Trustee of registration instructions and blank Certificates from the Depositor at least three Business Days prior to such date, the Trustee shall make such Certificates available to the

Depositor or its agent at least one full Business Day prior to the Closing Date.

Section 2.04. Payment to Depositor.

            The Trustee hereby acknowledges that interest and principal payments on the Mortgage Certificates due on or prior to the Cutoff Date are not the property of the Trust Fund. The Trustee shall remit any such interest or principal to the Depositor in immediately available funds no later than the Business Day on which such interest or principal is received by the Trustee as long as such funds are cleared funds in the hands of the Trustee by 1 p.m., __________ time, on such Business Day and, if not so received on such date or if not received in immediately available funds, on the next succeeding Business Day.

                                 ARTICLE III.

                  Administration of the Mortgage Certificates

Section 3.01. Collection of Payments on the Mortgage Certificates; Certificate
              Account.

            The Trustee, for the benefit of the Certificateholders, shall establish and maintain a separate non-interest-bearing custodial account in the trust department of a depository institution (which may be the Trustee) organized under the laws of the United States or any state thereof the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation (the "Certificate Account"). The Trustee shall deposit in the Certificate Account, as soon as practicable after receipt, each distribution of interest and principal and all other payments or amounts made to the Trustee with respect to the Mortgage Certificates. If the Trustee shall not have received a distribution with respect to a Mortgage Certificate by the [ __________ ] Business Day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, the Trustee shall request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and shall, subject to the penultimate sentence of this paragraph, take such legal action against such issuer or guarantor, if any, as the Trustee shall deem appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Trustee out of the proceeds of any such action and shall be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders in accordance with Section 3.02 hereof. Any amounts retained by the Trustee shall reduce the Mortgage Certificate Interest Distribution and the Mortgage Certificate Principal Distribution in an amount equal to the product obtained by multiplying the amount retained by the percentage of the total distribution represented by the Mortgage Certificate Interest Distribution and Mortgage Certificate Principal Distribution, respectively. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee shall notify the Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided to the Trustee, and the Trustee shall take such action as shall be appropriate under the circumstances, provided however, that nothing herein shall effect the rights of the Trustee under the second paragraph of
Section 5.06 hereof. All income or gain on the amounts deposited in the Certificate Account shall be for the benefit of the Trustee.

Section 3.02. Distributions.

            On each Distribution Date, the Trustee shall distribute to each Certificateholder of record on the preceding Record Date by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, at the request of a Certificateholder, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of a Certificate shall be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the notice to Certificateholders of such final distribution. Wire transfers shall be made at the expense of Certificateholders requesting such wire transfers by deducting a wire transfer fee from the related transfer.

Section 3.03. Statements to Certificateholders.

            With or prior to each distribution on the Certificates the Trustee shall forward by mail a statement to each Certificateholder stating:

                    (i) the amount of principal distributable on such Distribution Date to the Holder of a Single Certificate of the same Class as the Certificate held by the Certificateholder receiving such notice;

                   (ii) the amount of interest distributable on such Distribution Date to the Holder of a Single Certificate of the same Class as the Certificate held by the Certificateholder receiving such notice;

                  (iii)  the total amount of principal distributed;

                   (iv)  the total amount of interest distributed;

                    (v) the aggregate principal balance of the Mortgage Certificates as of such Distribution Date after giving effect to the distribution of principal made thereon in the prior Distribution Period;

                   (vi) the amount, if any, retained by the Trustee pursuant to
Section 3.01 and the reductions in the Mortgage Certificate Interest Distribution and the Mortgage Certificate Principal Distribution resulting therefrom; and

                  (vii) the amount of fees deducted by the Trustee in accordance with Section 5.06 hereof.

            On or before March 1st of each calendar year, beginning with calendar year 199__, the Trustee shall prepare and deliver by first class mail to each Person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in subclauses (i), (ii), (iii), (iv), (vi), (vii) and (viii) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable to enable the Certificateholders to prepare their tax returns. The Depositor shall provide to the Trustee any reasonable and necessary information to enable Certificateholders to prepare their tax returns.

Section 3.04. Annual Statement as to Compliance.

            The Trustee shall deliver, with each annual report delivered pursuant to Section 3.03 above, an Officers' Certificate stating that (a) a review of the activities of the Trustee during the preceding calendar year and of its performance under this Agreement has been made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Trustee has fully performed its obligations under this Agreement throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer, the nature and status thereof and the steps, if any, taken to remedy such default.

Section 3.05. Annual Independent Public Accountants' Report.

            On or before December 31 of each calendar year, beginning with December 31, 199__, the Trustee, at its expense, shall cause a firm of nationally recognized independent public accountants to prepare and furnish a statement to each Certificateholder to whom reports are mailed pursuant to Sections 3.03 hereof to the effect that such firm has examined the necessary documents and records relating to the Mortgage Certificates and the Certificates, including, but not limited to, the Agreement, and the statements prepared and delivered by the Trustee pursuant to Section 3.03 hereof and that, on the basis of such examination, nothing came to their attention that caused them to believe that the statements prepared and delivered pursuant to Section 3.03 have not been prepared in accordance with such Section except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

Section 3.06. Access to Certain Documentation and Information.

            The Trustee shall provide access to the Certificateholders of a copy of each report received by it with respect to each of the Mortgage Certificates and access to all reports, documents and records maintained by the Trustee in respect of its duties hereunder, such access being afforded without charge but only upon reasonable request and during normal business hours at offices designated by the Trustee.

                                  ARTICLE IV.

                               The Certificates

Section 4.01. The Certificates.

            The Certificates shall be substantially in the form set forth in Exhibit A hereto. The Class A-1 Certificates will be offered in fully registered form, in minimum denominations of $_________ original principal amount and multiples of $_________ in excess thereof. The Class A-2 Certificates will be offered in fully registered form, in minimum denominations of $________ original notional amount and multiples of $_______ in excess thereof. The Certificates shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the Mortgage Certificates registered in its name. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been executed by the Trustee and authenticated by the Registrar substantially in the form set forth in Exhibit A hereto, and such executed authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authorized and delivered hereunder.

All Certificates shall be dated the date of their execution and delivery.

Section 4.02. Registration of Transfer and Exchange of Certificates.

            The Trustee shall cause to be kept as its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized Denominations.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Each Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to, the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

            All Certificates surrendered for registration of transfer and exchange shall be destroyed by the Trustee without liability on its part.

Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of receipt by the Trustee of written notice that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor. Upon the issuance of any new Certificate under this Section 4.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership of a like Percentage Interest as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 4.03 shall be destroyed by the Trustee without liability on its part.

Section 4.04. Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.02 and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

                                  ARTICLE V.

                                  The Trustee

Section 5.01. Liability of the Trustee.

            The Trustee shall be liable in accordance herewith only to the extent provided in Section 5.04 and only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein.

            The Trustee, upon receipt of all certificates, opinions, documents or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, opinion, document or other instrument furnished pursuant to this Agreement.

            The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

Section 5.02. Representations and Warranties of the Trustee.

            The Trustee represents and warrants that:

                    (i) the Trustee is a banking corporation organized, existing and in good standing under the laws of the
__________________________;

                   (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                  (iii) this Agreement has been duly executed and delivered by the Trustee and constitutes the valid, legal and binding agreement of the Trustee, enforceable in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.03. Merger or Consolidation of the Trustee.

            Any Person into which the Trustee may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee may sell and any Person may purchase all or substantially all of the assets of the Trustee; provided that such Person assumes in writing all of the obligations and liabilities of the Trustee hereunder.

Section 5.04. Limitation on Liability of the Trustee and Others.

            In entering into this Agreement the Trustee acts solely as trustee hereunder and not in its individual capacity; and all persons having any claim under this Agreement by reason of the transactions contemplated hereby shall look only to the Trust Fund for payment or satisfaction thereof, subject to this
Section 5.04. The Trustee shall not be responsible for the validity or sufficiency of any assignment or registration of the Mortgage Certificates, or for any depreciation in the value of the Trust Fund, subject to this Section 5.04.

            Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such person against liability for any breach of warranty or representations made herein or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, including reasonable attorneys' fees, incurred in connection with investigating, preparing or defending any legal action, commenced or threatened, relating to this Agreement or the Mortgage Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of willful disregard of obligations and duties hereunder. The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to a default by the issuer or guarantor, if any, of the Mortgage Certificates under the circumstances described in Section 3.01 or of the Depositor pursuant to Section 2.02; provided, however, that the Trustee shall at the request of Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates undertake any legal action that the Trustee or the Certificateholders making such request shall specify with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event the legal fees and expenses of such action and any liability therefrom shall be borne by Certificateholders pursuant to indemnity furnished by them as a precondition to the Trustee's obligation to take any such action pursuant to any such request.

Section 5.05. Delegation of Duty by Trustee.

            In carrying out its obligations under this Agreement, the Trustee may employ agents, attorneys, accountants and auditors, and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care.

Section 5.06. Trustee's Fees and Expenses.

            On each Distribution Date, the Trustee shall deduct, from distributions of interest with respect to the Mortgage Certificates, a servicing fee equal to the product of one-twelfth of ____% and the aggregate unpaid principal balance of the Mortgage Certificates during the Distribution Period prior to the Distribution Date, on the basis of the applicable pool factors (or, if such pool factors are not available, on the basis of reports provided to the Trustee by the services of such Mortgage

Certificates) for the Mortgage Certificates during such Distribution Period (the "Servicing Fee"). The Servicing Fee payable on each Distribution Date shall be reduced to the extent that the aggregate amount in the Certificate Account is less than the amount required to make the Mortgage Certificate Principal Distribution and the Mortgage Certificate Interest Distribution. In the event that on any Distribution Date the Trustee does not receive the full amount of the Servicing Fee described in the preceding sentence, the amount of the deficiency shall be carried forward and included as part of the Servicing Fee to be deducted by the Trustee from the Servicing Account on each succeeding Distribution Date until paid in full. The Trustee shall in no event acquire any lien upon the Trust Fund, or any claim against the Holders, by reason of its nonreceipt of the Servicing Fee, and the Trustee shall, unless and until the effective date of any resignation of the Trustee under Section 5.07, continue to perform its obligations hereunder notwithstanding such nonreceipt.

            The Trustee shall be required to pay all expenses, except as expressly provided herein, incurred by it or its agents in connection with its activities hereunder (including expenses relating to retaining the independent accountants referred to in Section 3.05, the annual fees for maintaining the rating of the Certificates and compensation of any registrar or coregistrar) and shall not be entitled to reimbursement therefor except as specifically provided herein.

            No provision of this Agreement or of the Certificates shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 5.07. Resignation and Removal of the Trustee.

            The Trustee may at any time resign and be discharged of the trust created by this Agreement by (1) executing an instrument in writing resigning as Trustee of such trust, filing the same with the Depositor and mailing a copy of a notice of resignation to all Holders then of record, the Certificate Registrar (if other than the Trustee) and any coregistrar, not less than 60 days before the date specified in such instrument when, subject to Section 5.08, such registration is to take effect, and (2) appointing a successor Trustee in the manner and meeting the qualifications hereinafter provided. Upon any such resignation or discharge, the Trustee shall notify the Rating Agencies.

            If at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate; one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set to the Trustee so removed and one complete set to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee and the satisfaction of the other conditions as provided in Section 5.08 hereof.

Section 5.08. Successor Trustee.

            Any successor trustee, appointed as provided in Section 5.07 hereof, shall execute, acknowledge and deliver to the Depositor and to the predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall transfer to the successor trustee the Mortgage Certificates in accordance with the requirements of applicable law and shall turn over all related documents and statements held hereunder. In addition, the predecessor Trustee and, upon request of the successor trustee, the Depositor, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations, subject, however, to the payment of all amounts due the predecessor Trustee under this Agreement.

            Upon acceptance of appointment by a successor trustee as provided in this Section 5.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            No successor trustee shall accept appointment as provided in this Section unless (1) at the time of such acceptance such successor trustee shall be qualified to serve as trustee under Section 5.09, (2) at such time, it shall accept compensation, as evidenced in writing, not in excess of that provided under Section 5.06 and (3) it has been determined, as evidenced by a letter from each of the Rating Agencies that initially rated the Certificates, that the then current rating of the Certificates by such Rating Agencies or, in the absence of any such rating, as evidenced by a letter from each nationally recognized rating agency then rating the Certificates, the then current ratings of the Certificates by such rating agency would not be affected thereby.

Section 5.09. Qualification of Trustee and Corporate Trust Office.

            The Trustee hereunder shall at all times be a banking corporation having its principal office in New York, New York or _________________________ and organized and doing business under the laws of the United States, or any state thereof, authorized under such laws to exercise corporate trust powers, having at all times a combined capital and surplus of not less than $50,000,000 and subject to examination or supervision by Federal or state authority. In case at any time the Trustee shall cease to be qualified in accordance with this Section, the Trustee shall immediately resign in the manner and with the effect specified in Section 5.07. So long as this Agreement remains in effect, the Trustee shall make arrangements with the New York Presenting Agent to maintain in New York, New York an office where Certificates may be presented for payment. The Trustee shall give each Certificateholder at least thirty days' notice by first-class mail of any change in the location of its Corporate Trust Office or in the location of the New York Presenting Agent where Certificates may be presented for transfer, exchange and payment.

            No Trustee hereunder shall be personally liable hereunder by reason of any act or failure to act of any predecessor or successor trustee hereunder.

Section 5.10. Trustee or Depositor May Own Certificates.

            The Trustee and the Depositor, in their individual, or in any other, capacities may become the owners or pledgees of the Certificates with the same rights as either of them would have if they were not Trustee or Depositor.

                                  ARTICLE VI.

                                  Termination

Section 6.01. Termination Upon Final Distribution to Certificateholders.

            This Agreement and the respective obligations and responsibilities of the Depositor and the Trustee created hereby shall terminate upon the final distribution to Certificateholders of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Payment of such final distribution shall only be made to Certificateholders upon surrender of Certificates as provided in Section 6.02. The Trustee shall notify the Rating Agencies of the Distribution Date on which the final distribution on the Certificates is made within five days of such Distribution Date.

Section 6.02. Failure of Certificateholders to Surrender Certificates.

            Written notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given by the Trustee to Certificateholders mailed not earlier than the 1st day and not later than the 10th day of the month of such final distribution specifying (a) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office therein specified.

            In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the final Distribution Date specified pursuant to this Section, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the final distribution due such Certificateholder.

                                 ARTICLE VII.

                           Miscellaneous Provisions

Section 7.01. Amendment.

            This Agreement may be amended from time to time by the Trustee and the Depositor, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. This Agreement may also be amended from time to time by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, delay the timing of, or change the manner in which payments received on the Mortgage Certificates are required to be distributed on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of the Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates then Outstanding.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and to the Rating Agencies.

            It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 7.02. Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, or entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

            No Certificateholder shall have any right to vote (except as provided in Section 7.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            Except in the case of an action, suit or proceeding against the Trustee in respect to a breach or alleged breach of its duties and responsibilities hereunder, no Certificateholder shall have any right by virtue of any provisions of this Agreement to institute an action, suit or proceeding in equity or at law upon or under or with respect to this Agreement unless such Holder previously shall have given to the Trustee a written notice of the basis of such action, suit or proceeding, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the same Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Holder of a Certificate of the same Class and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of the same Class, or to obtain or seek to obtain priority over or preference to any other such Holder of Certificates of the same Class, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of the same Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 7.03. Limitation on Liability of the Depositor and Others.

            Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 2.02, the Depositor shall not have any responsibility or liability for any action or failure to act by the Trustee or by the issuer or the guarantee, if any, of the Trustee or by the issuer or the guarantor, if any, of the Mortgage Certificates and is not obligated to supervise the performance of the Trustee or of such issuer or the guarantor, if any, under this Agreement or otherwise.

Section 7.04. Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York, and the obligations, rights and remedies of the parties hereto and the Certificateholders shall be determined in accordance with such laws.

Section 7.05. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Depositor, Asset Backed Securities Corporation, Attention: _______________, __________, or to such other address as may hereafter be furnished to the Trustee, or (b) in the case of the Trustee, _________________, Attention:
___________________, ______________, or (c) in the case of the Rating Agencies,
________________________, Attention: _________________________ or to such other address as may hereafter be furnished to the Depositor in writing by the Trustee or such Rating Agencies. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given whether or not the Certificateholder receives such notice.

Section 7.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 7.07. Certificates Nonassessable and Fully Paid.

            It is intended that Certificateholders shall not be personally liable for obligations of the Trust, that the Percentage Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Section 2.02 are and shall be deemed fully paid for by such Certificateholder.


Section 7.08. Declaration of Trust; Tax Treatment; Construction.

            The Trustee hereby declares that it will hold the Trust Fund in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders subject to the obligations of the Trustee. It is the intention of the parties hereto, and each Holder by its acceptance of a Certificate shall be deemed to agree, that the Trust will be created as a grantor trust for federal income tax purposes and all transactions contemplated by this Agreement will be reported, to the extent applicable, on all applicable tax returns consistently with such treatment. The provisions of this Agreement shall be construed, and the affairs of the Trust shall be conducted as provided herein, so as to achieve treatment of the Trust as a grantor trust for federal income tax purposes.

            IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                      ASSET BACKED SECURITIES CORPORATION,

                      as Depositor

                      By_________________________________

                      ___________________________________
                      as Trustee

                      By_________________________________

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

            On this __________ day of ___________, 199__, before me personally appeared ______________, to me known, who being by me duly sworn, did depose and say, that he resides at _______________, that he is the __________________ of
Asset Backed Securities Corporation, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                           _________________________________
                                                Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

            On this ___ day of ____, 199__, before me personally appeared _______________, to me known, who being by me duly sworn, did depose and say, that he resides at ______________, that he is the ____________ of __________________________, the banking corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                             _________________________________
                                                Notary Public

[NOTARIAL SEAL]

                                                                       Exhibit A

                         (Form of Face of Certificate)

                  CONDUIT MORTGAGE PASS-THROUGH CERTIFICATES,

                                    SERIES
                        ("Certificates") CLASS ___ -___

            Evidencing an undivided Percentage Interest in the Class ___ -___ Distribution Amount from a Trust, the corpus of which consists of certain mortgage pass-through certificates issued by one or more trusts established by one or more private entities (the "Mortgage Certificates") and transferred to such Trust by

                      Asset Backed Securities Corporation

              THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN
             OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION

            OR OF ANY OF ITS AFFILIATES, __________ OR ANY OF ITS
                      AFFILIATES OR OF ANY GOVERNMENTAL

                          AGENCY OR INSTRUMENTALITY.

[THE NOTIONAL AMOUNT FOR THE CLASS A-2 CERTIFICATES IS EQUAL TO THE UNPAID PRINCIPAL BALANCE OF THE MORTGAGE CERTIFICATES, BUT IS USED SOLELY FOR PURPOSES OF DETERMINING INTEREST PAYMENTS AND CERTAIN OTHER RIGHTS AND OBLIGATIONS OF HOLDERS OF CLASS A-2 CERTIFICATES AND DOES NOT REPRESENT ANY INTEREST IN PRINCIPAL PAYMENTS OF THE MORTGAGE CERTIFICATES].

No. __________________  ISSUE DATE:  ___________________, 199__
                        ISSUE PRICE:__________________________%

Denomination                              $________________

Aggregate Denominations of all
Class __ -__ Certificates                 $_________________

            This certifies that ________________ is the registered owner of the undivided Percentage Interest obtained by dividing the Denomination of this Certificate specified above by the aggregate Denominations of all Class ___ -___ Certificates specified above in each Class ___ -___ Distribution Amount from the property of a trust (the "Trust") consisting of certain mortgage pass-through certificates (the "Mortgage Certificates") and transferred to the Trust by Asset Backed Securities Corporation (the "Depositor"). The Trust was created pursuant to a deposit trust agreement dated as of _____, 199___ (the "Agreement") between the Depositor and ________________________, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereinbelow. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            The Agreement requires the distribution on each monthly Distribution Date (as defined in the Agreement) commencing on ____, 199__, to the person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class ___ -___ Distribution Amount for such Distribution Date. Pursuant to the Agreement, the Class __ -__ Distribution Amount for a particular Distribution Date consists of ___% of the principal distributions on the Mortgage Certificates that become cleared funds in the hands of the Trustee during the related Distribution Period and ___% of the interest distributions, net of the Servicing Fee, as set forth in Section 5.06 of the Agreement, on the Mortgage Certificates received during such Distribution Period.

            Distributions on this Certificate will be made, after deducting any amounts retained by the Trustee pursuant to Section 3.01 and any amounts payable to the Trustee pursuant to Section 5.06 of the Agreement, by the Trustee by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, at the request of a Certificateholder, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office of the New York Presenting Agent specified in the notice to Certificateholders of such final distribution. Wire transfers will be made at the expense of Certificateholders requesting such wire transfers by deducting a wire transfer fee from the related transfer.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Trustee has caused this certificate to be duly executed as of the date hereof.

Date:             ______________________________
                        not in its individual capacity
                        but solely as Trustee

                       By_________________________________

                                    [Title]

(Form of Certificate of Authentication)

THIS IS ONE OF THE CERTIFICATES REFERRED TO IN
THE WITHIN-MENTIONED AGREEMENT

_______________________________________
            REGISTRAR

BY ____________________________________

            AUTHORIZED SIGNATORY

                     (Form of Reverse of the Certificates)

            This Certificate is one of a duly authorized issue of Conduit Mortgage Pass-Through Certificates, Series 199__-___ ("Certificates") (herein called the "Certificates") issued in two classes (the "Class A-1 Certificates" and the Class A-2 Certificates"), all under the Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee and the Holders of the Certificates and the terms upon which the Certificates are authenticated and delivered. The Certificates are limited in right of payment to the Percentage Interests represented thereby in distributions on the underlying Mortgage Certificates, all as more specifically set forth herein and in the Agreement.

            The Class A-1 Certificates will be offering in fully registered form, in minimum denominations of $___ original principal amount and multiples of $___ in excess thereof. The Class A-2 Certificates will be offered in fully registered form, in minimum denominations of $____ original notional amount and multiples of $____ in excess thereof. The transfer of any Certificate may be registered in the Certificate Register of the Trustee upon surrender of such Certificate at the office of the New York Presenting Agent, or the Corporate Trust Office of the Trustee in __________________________, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Certificates in registered form and authorized Denominations will be issued to the designated transferee or transferees.

The Trustee may deem and treat the person in whose name this Certificate is registered as the absolute owner thereof for all purposes, whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon, and the Trustee shall not be affected by any notice to the contrary.

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on the Mortgage Certificates are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates, the Holders of which are required to consent to any such amendment. The Agreement also contains provisions permitting the Holders of Certificates evidencing aggregate specified Percentage Interests of each Class of Certificates to waive compliance by the Trustee with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent and waiver by the Holder of this Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate. The Agreement also permits the Trustee to amend or waive certain terms and conditions set forth in the Agreement without the consent of Holders of the Certificates issued thereunder.

                                  ASSIGNMENT

            FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

the Percentage Interest in each Class -__ Distribution Amount evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

            I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest to the above named assignee and to deliver such Certificate to the following address:________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:_________________

                              ----------------------------------------
Tax Identification:           Signature by or on behalf of assignor
No. of Assignee:              (signature must be signed as registered)

- -----------------------       ----------------------------------------
                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be mailed by check to __________ or, if made by wire transfer in immediately available funds to ________________________________
________________________________________________________________________________
the account of ________________________________________________, account number ________.

            This information is provided by ______________________, the assignee named above, or ___________________________, or its agent.